Exhibit 5


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                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                               New York, NY 10019

May 23, 2002

CBL & Associates Properties, Inc.
2030 Hamilton Place Blvd.
Suite 500
Chattanooga, Tennessee  37421

Ladies and Gentlemen:

We have acted as counsel to CBL & Associates Properties, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), with respect to the Company's Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about May 23, 2002. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an additional 1,200,000 shares (the "Shares") of Common Stock, par value $0.01 per share, authorized to be issued under the CBL & Associates Properties, Inc. 1993 Stock Incentive Plan, as amended (the "Plan").

As counsel for the Company, we have examined, among other things, such federal and state laws and originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, certificates and records as we deemed necessary and appropriate for the purpose of preparing this opinion. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

Based on the foregoing, we hereby inform you that, in our opinion, the Shares to be originally issued have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan for consideration in excess of $0.01 per share, will be validly and legally issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission.

We are members of the Bar of the State of New York and do not purport to be experts in the laws of jurisdictions other than the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. This opinion is furnished to you solely for your information in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

Very truly yours,

/s/ Willkie Farr & Gallagher